MILLER ENERGY ANNOUNCES TIMING FOR REPORTING ITS FISCAL FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

HOUSTON, TX-(July 14, 2015) - Miller Energy Resources, Inc. (NYSE: MILL) (“Miller Energy” or the “Company”) announced today that it expects to file its Form 10-K for full fiscal year 2015 on Wednesday, July 29, 2015.

The Company has chosen to avail itself of the fifteen-day extension afforded by filing Form 12b-25 with the Securities and Exchange Commission. Miller Energy’s management believes the extension is required to complete its accounting in light of, among other factors, the substantial drop in oil prices, drilling results during the year and the Company’s on-going capital repositioning process. In addition to those issues, management believes that, due to the constraining structure of the Company’s current debt, its continued capital repositioning process as well as potential factors not under the Company’s control, there is, from an accounting perspective, substantial doubt about its ability to continue as a going concern. Because of these circumstances, the Company is undertaking an asset impairment analysis on certain of its assets. This additional work has delayed completion of the Company’s income tax provision and its year-end financial statements.

The Company will also host a conference call and webcast at 9:00 am ET on Wednesday, July 29, 2015. On the call, management will provide a comprehensive shareholder update, including the status of the Company’s capital repositioning process. Management remains confident that the Company’s opportunities going-forward will enable it to overcome any current financial difficulties and intends to disclose appropriate details of the Company’s future plans. Management will also discuss Miller Energy’s financial and operational results for the full-year and the three months ended April 30, 2015.
To join the call or webcast, please use the dial-in and log-in information below:
Date: Wednesday, July 29, 2015
Time: 9:00 a.m. Eastern Time
Conference Line (U.S.): 1-888-359-3627
International: 1-719-457-2727
Conference ID: 2057052
Webcast: http://public.viavid.com/index.php?id=115210

Please dial in at least 10 minutes before the start time to ensure timely participation. A playback of the call will be available from 12:00 p.m. ET on July 29, 2015 to 11:59 p.m. ET on August 14, 2015. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 2057052.

About Miller Energy Resources
Miller Energy Resources, Inc. is an oil and natural gas production and development company focused solely on Alaska. The Company has a substantial acreage, reserves and resource position in the State as well, significant Company-owned midstream and rig infrastructure to support production and 100% working interest in and operatorship of substantially all of its assets. The Company’s assets are concentrated in southcentral Alaska, including the Cook Inlet and Kenai Peninsula, as well as in the Badami area of the North Slope. Miller Energy manages its operations from Anchorage with additional administrative offices in the lower 48. The Company’s stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information
Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as "believe," "expect," "anticipate," "intend," "plan," "should," "may," "will," "continue," "strategy," "position," "opportunity," statements regarding the "flexibility" of the Company or the negative of any of those terms or other variations of them or by comparable terminology. A discussion of these risk factors is included in the Company's periodic reports filed with the SEC.

Investor Relations Contact

Derek Gradwell
SVP Natural Resources
MZ Group North America
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us